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                                                                   Exhibit 23.01

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Symantec Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-102096, 33-31444, 33-32065, 33-33654, 33-37066, 33-42440,
33-44203, 33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360,
33-88694, 33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175,
333-71021, 333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200,
333-56874, 333-64174, 333-81146, and 333-102096, Form S-4 No. 333-46264 and Form
S-3 Nos. 33-82012, 33-63513 and 333-77072) of our report dated April 23, 2003, except for Note 18, which is as of May 13, 2003, and Notes 4, 16, and 17, which are as of June 11, 2003 with respect to the consolidated balance sheet of Symantec Corporation and subsidiaries as of March 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended March 31, 2003, and the related financial statement schedule, which report appears in the March 31, 2003, annual report on Form 10-K of Symantec Corporation.

Our report refers to the Company's adoption of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.

Our report refers to our audit of the adjustments that were applied and disclosures added to revise the 2002 and 2001 consolidated financial statements, as more fully described in Notes 4, 16 and 17 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2002 and 2001 consolidated financial statements other than with respect to such adjustments and disclosures.

                                                                    /s/ KPMG LLP

Mountain View, California
June 11, 2003